Dated: June 9, 2005


GATELY & ASSOCIATES, LLC                                    1248 Woodridge Court
Certified Public Accountants                         Altamonte Springs, FL 32714
                                                       Telephone: 407-341-6942
                                                          Telefax: 407-540-9612


June 9, 2005


United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549


To Whom It May Concern:


We have read Item 4 to Form 8-K dated June 9, 2005 of Elite Cosmetics, Inc. and are in agreement with the statements contained therein. Our review report expressed a going concern. We have no basis to agree or disagree with other statements of the registrant contained in the Form 8-K.


Very truly yours,

/s/ Gately & Associates, LLC
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